EXHIBIT 99.1

Company contacts:
Steve Shattuck	Bob Blair
Public Relations	Investor Relations
949.672.7817	949.672.7834
steve.shattuck@wdc.com	robert.blair@wdc.com
FOR IMMEDIATE RELEASE:
WD ANNOUNCES Q3 REVENUE OF $1.6 BILLION AND
NET INCOME OF $50 MILLION, OR $0.22 PER SHARE
Continued Profitability and Cash Generation Achieved While Resizing Business in
Challenging Environment
LAKE FOREST, Calif. — Apr. 23, 2009 — Western Digital Corp. (NYSE: WDC) today reported revenue of $1.6 billion, on shipments of approximately 31.6 million units and net income of $50 million, or $0.22 per share, for its fiscal third quarter ended Mar. 27, 2009. The company’s results include charges of $14 million for in-process research and development related to the SiliconSystems, Inc. acquisition and $4 million associated with the restructuring plan announced Dec. 17, 2008. Excluding these charges, non-GAAP net income was $68 million or $0.30 per share.1 In the year-ago quarter, the company reported revenue of $2.1 billion, unit shipments of 34.5 million and net income of $280 million, or $1.23 per share.
     The company generated $355 million in cash from operations during the March quarter, ending with total cash and cash equivalents of $1.6 billion.
     “We are pleased with our financial performance in the March quarter, reflecting continued profitability and cash generation,” said John Coyne, president and chief executive officer of WD. “We managed our market segment participation, product mix and costs to optimize our returns in a challenging environment. We have taken a series of actions to resize and restructure the

[1]	Non-GAAP net income consists of GAAP net income of $50 million plus $14 million in-process research and development charge and $4 million of restructuring charges. Non-GAAP earnings per share of $0.30 is calculated by using the same 226 million diluted shares as is used for GAAP earnings per share.

WD Announces Q3 Revenue of $1.6 Billion and
Net Income of $50 Million, or $0.22 Per Share

business to remain profitable and cash flow positive at a $1.5 billion quarterly revenue level and the effects of these actions are already showing up in our results.”
     Coyne also noted that WD sustained its investments in technology and new products in the March quarter, with growing shipments of the industry’s first 2 terabyte hard drive and of several new products in its branded products portfolio.
     The company also broadened its product and market breadth with the recent acquisition of SiliconSystems, a leading maker of solid-state drives, which now comprises WD’s solid-state storage business unit. “SiliconSystems’ intellectual property and technical expertise will accelerate WD’s solid-state drive development programs, providing greater choice for our customers to satisfy all their storage requirements,” said Coyne. “Integration into WD is well under way and proceeding according to plan.”
     The investment community conference call to discuss these results will be broadcast live over the Internet today at 2 p.m. PDT/5 p.m. EDT. The call will be accessible live and on an archived basis via the link below:

Audio Webcast:	www.westerndigital.com/investor

Click on “Conference Calls”

Telephone Replay:	800-835-4112 (toll-free)

+1-203-369-3829 (international)
About WD
     WD, one of the storage industry’s pioneers and long-time leaders, provides products and services for people and organizations that collect, manage and use digital information. The company produces reliable, high-performance hard drives and solid-state storage that keep users’

WD Announces Q3 Revenue of $1.6 Billion and
Net Income of $50 Million, or $0.22 Per Share

data accessible and secure from loss. WD applies its storage expertise to consumer products for external, portable and network storage applications.
     WD was founded in 1970. The company’s storage products are marketed to leading systems manufacturers, selected resellers and retailers under the Western Digital® and WD® brand names. Visit the Investor section of the company’s Web site (www.westerndigital.com) to access a variety of financial and investor information.
     This press release contains forward-looking statements concerning WD’s profitability and cash generation at certain revenue levels, acceleration of WD’s solid-state drive programs by the intellectual property and technical expertise added through the acqusition of SiliconSystems, and integration of SiliconSystems’ business into WD’s business. The foregoing forward-looking statements are based on WD’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including: the impact of current negative global economic conditions; supply and demand conditions in the hard drive industry; actions by competitors; unexpected advances in competing technologies; uncertainties related to the development and introduction of products based on new technologies and expansion into new data storage markets; business conditions and growth in the various hard drive markets; pricing trends and fluctuations in average selling prices; changes in the availability and cost of commodity materials and specialized product components that WD does not make internally; and other risks and uncertainties listed in WD’s recent Form 10-Q filed with the SEC on January 29, 2009, to which your attention is directed. Readers are cautioned not to place undue reliance on these forward-looking statements, which

WD Announces Q3 Revenue of $1.6 Billion and
Net Income of $50 Million, or $0.22 Per Share

speak only as of the date hereof, and WD undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
###
Western Digital, WD, the WD logo and SiliconSystems are registered trademarks of Western Digital Technologies, Inc. or its subsidiaries in the U.S. and other countries.

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited)

	Mar. 27,	Jun. 27,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$1,579	$1,104
Accounts receivable, net	824	1,010
Inventories	385	456
Other	134	161

Total current assets	2,922	2,731
Property and equipment, net	1,570	1,668
Goodwill	138	116
Other intangible assets, net	93	81
Other assets	269	279

Total assets	$4,992	$4,875

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,001	$1,181
Accrued expenses	252	266
Accrued warranty	93	90
Current portion of long-term debt	77	27

Total current liabilities	1,423	1,564
Long-term debt	425	482
Other liabilities	152	133

Total liabilities	2,000	2,179
Shareholders’ equity	2,992	2,696

Total liabilities and shareholders’ equity	$4,992	$4,875

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	Mar. 27,	Mar. 28,	Mar. 27,	Mar. 28,
	2009	2008	2009	2008
Revenue, net	$1,592	$2,111	$5,524	$6,081
Cost of revenue	1,339	1,634	4,557	4,767

Gross margin	253	477	967	1,314

Operating expenses:
Research and development	125	123	377	336
Selling, general and administrative	49	56	149	164
Acquired in-process research and development	14	—	14	49
Restructuring	4	—	117	—

Total operating expenses	192	179	657	549

Operating income	61	298	310	765
Net interest and other	(3)	(8)	(16)	(21)

Income before income taxes	58	290	294	744
Income tax provision	8	10	20	90

Net income	$50	$280	$274	$654

Net income per common share:

Basic	$0.22	$1.26	$1.23	$2.97

Diluted	$0.22	$1.23	$1.22	$2.89

Common shares used in computing per share amounts:

Basic	223	222	222	220

Diluted	226	227	225	226

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited)

	Three Months Ended		Nine Months Ended
	Mar. 27,	Mar. 28,	Mar. 27,	Mar. 28,
	2009	2008	2009	2008
Cash flows from operating activities
Net income	$50	$280	$274	$654
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	119	111	358	300
Stock-based compensation	12	10	33	27
Deferred income taxes	—	14	(7)	76
Loss on investments	1	4	10	12
Non-cash portion of restructuring	1	—	81	—
In-process research and development	14	—	14	49
Changes in operating assets and liabilities	158	12	193	51

Net cash provided by operating activities	355	431	956	1,169

Cash flows from investing activities
Acquisitions, net of cash acquired	(44)	(10)	(44)	(925)
Capital expenditures	(106)	(137)	(408)	(469)
Investments, net	—	15	1	222

Net cash used in investing activities	(150)	(132)	(451)	(1,172)

Cash flows from financing activities
Issuance of common stock under employee plans, net	(1)	6	8	38
Tax benefit from employee stock plans	1	—	5	—
Repurchase of common stock	—	(44)	(36)	(60)
Acquisition-related debt, net	—	(260)	—	250
Repayment of long-term debt	(2)	(1)	(7)	(8)

Net cash provided by (used in) financing activities	(2)	(299)	(30)	220

Net increase in cash and cash equivalents	203	—	475	217
Cash and cash equivalents, beginning of period	1,376	917	1,104	700

Cash and cash equivalents, end of period	$1,579	$917	$1,579	$917